EXHIBIT 23(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 23, 2007 relating to the financial statements of PHL Variable Insurance Company which appears in Form S-1 Registration Statement (No. 333-132399) Post-Effective Amendment No. 1, which is incorporated by reference in Form S-1 Registration Statement (No. 333-132399) Post Effective Amendment No. 2. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 30, 2007